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                                                                 Exhibit 23.4




              CONSENT OF INTERNATIONAL DATA CORPORATION


We hereby consent to the use of Worldwide Internet and E-Commerce Services Market and Trend Forecast, 1998-2002, an International Data
Corporation report, and to all references to us included in or made part or AppNet Systems' Registration Statement on Form S-1 (File No. 333-75205) and any related prospectus.

Date: 5/12/99                         International Data Corporation
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                                      /s/ Brigitte Zepernick
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                                      Brigitte Zepernick
                                      Sr. Account Executive